EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                FOR RELEASE  July 14, 2009

FOR FURTHER INFORMATION CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI CORP. REPORTS PRELIMINARY VOTING RESULTS FOR
 2009 ANNUAL MEETING OF STOCKHOLDERS

ST. LOUIS, July 14, 2009 – CPI Corp. (NYSE:CPY) today announced that IVS Associates, Inc., the independent inspector of elections, has released preliminary voting results for CPI’s 2009 Annual Meeting of Stockholders held on July 8, 2009.

Based on the preliminary tabulation by IVS Associates, CPI stockholders have voted to elect all six of the Company’s director nominees by a minimum margin of approximately 1.3 million votes, representing approximately 20% of the total shares voted.  With 93% of the total eligible shares voted, the results as a percentage of shares voted are as follows:

Percentage of shares voted that voted for the nominee
Company Slate: James Abel Paul Finkelstein Michael Glazer Michael Koeneke David Meyer Turner White	99.3% 99.9% 99.9% 60.2% 99.9% 59.5%

Ramius Slate:
Peter Feld	39.6%
Joseph Izganics	39.6%

Prior to the closing of the polls at the Annual Meeting, all proxy cards received by the Company and Ramius were turned over to the independent inspector of elections, IVS Associates, Inc., for final tabulation and certification.  Final results will be announced once they have been certified.

About CPI Corp.
CPI Corp. has been dedicated to helping families conveniently create cherished photography portrait keepsakes that capture a lifetime of memories for more than 60 years. CPI Corp. provides portrait photography services in approximately 3,000 locations, principally in Sears and Walmart stores. As the first in the category to convert to a fully digital format, CPI Corp. studios offer unique posing options, creative photography selections, a wide variety of sizes and an unparalleled assortment of enhancements to customize each portrait - all for an affordable price. CPI Corp. is based in St. Louis and traded on the New York Stock Exchange (ticker: CPY).

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. The Company identifies forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend" and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: the Company's dependence on Sears and Walmart, the approval of the Company's business practices and operations by Sears and Walmart, the termination, breach, limitation or increase of the Company's expenses by Sears under the license agreements, or Walmart under the lease and license agreements, customer demand for the Company's products and services, the economic recession and resulting decrease in consumer spending, compliance with the NYSE listing requirements, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, high level of indebtedness, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to pension plans and impact of foreign currency translation. The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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